SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     FORM 8-K

                                   CURRENT REPORT
                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) January 22, 1998


                        INTERNATIONAL SHIPHOLDING CORPORATION
               (Exact name of registrant as specified in its charter)


              Delaware              2-63322               36-2989662
          (State or other   (Commission File Number)   (Federal Employer
            jurisdiction                               Identification No.)
          of incorporation)


         650 Poydras Street, New Orleans, Louisiana           70130
          (Address of principal executive offices)          (Zip Code)



                                 (504) 529-5461
               (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report.)



          Item 5.    Other Events

               On January 22, 1998, International Shipholding Corporation (the "Company") completed the private placement of $110,000,000 of the Company's 7 3/4 % Senior Notes due 2007 (the "Notes"). The Company received net proceeds from the sale of the Notes of approximately $106.3 million and intends to use substantially all of the net proceeds from the offering to repay approximately $103.0 million in principal amount of secured indebtedness of certain of the Company's subsidiaries and to repay approximately $1.3 million of the Company's existing revolving credit facility.

               The Notes have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. The holders of the Notes are entitled to certain registration rights, pursuant to a registration rights agreement which provides that the Company will (a) within 60 calendar days after the date of original issue of the Notes (the "Issue Date"), file a registration statement with the Securities and Exchange Commission (the "Commission") with respect to an offer to exchange (the "Exchange Offer") the Notes for the Company's 7 3/4 % Senior Notes due 2007 (the "Exchange Notes") which will have terms substantially identical to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions under the Securities Act of 1933) and (b) use its best efforts to cause the registration statement to be declared effective within 150 days after the Issue Date. Under certain circumstances, the Company will file with the Commission a shelf registration statement to cover resales of the Notes by holders thereof.

          Item 7.   Financial Statements and Exhibits.

               (a)  Not applicable.

               (b)  Exhibits

                     4.1 Indenture  dated  January  22,  1998,  between the
                         Company, as Issuer, and The Bank of New  York,  as
                         Trustee.

                      10.1Registration  Rights  Agreement dated January 22,
                         1998 among the Company and Citicorp Securities, Inc., Citibank Canada Securities Limited and Citibank International plc.




                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INTERNATIONAL SHIPHOLDING CORPORATION


                                        By:      /s/ Gary L. Ferguson
                                            ------------------------------
                                                    Gary L. Ferguson
                                                  Vice President and
                                                Chief Financial Officer

          Dated:  January 22, 1998



                                    EXHIBIT INDEX



          Exhibit No.    Description
          -----------    -----------
           4.1           Indenture  dated  January  22, 1998
                         among  the Company, as Issuer,  and
                         The Bank of New York, as Trustee.

          10.1 Registration Rights Agreement dated January 22, 1998 among the Company and Citicorp Securities, Inc., Citibank Canada Securities Limited and Citibank International plc.